Report of Independent Registered Public
Accounting Firm

To the Trustees and Shareholders of
JPMorgan Institutional Trust

In planning and performing our
audit of the financial statements of
JPMorgan Core Bond Trust, JPMorgan
Equity Index Trust, and JPMorgan
Intermediate Bond Trust (separate
portfolios of the JPMorgan
Institutional Trust; hereafter
referred to as the Funds) for the
period from February 7, 2005
(commencement of operations)
through June 30, 2005, we considered
their internal control, including
control activities for safeguarding
securities, in order to determine our
auditing procedures for the purpose
of expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
not to provide assurance on internal
control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entitys
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use
or disposition.

Because of inherent limitations
in internal control, errors or
fraud may occur and not be
detected.  Also, projection
of any evaluation of internal
control to future periods is
subject to the risk that
controls may become inadequate
because of changes in
conditions or that the effectiveness
of their design and operation may
deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  A material
weakness, for purposes of this
report, is a condition in which
the design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the financial
statements being audited may occur
and not be detected within a timely
period by employees in the normal
course of performing their assigned
functions.  However, we noted no
matters involving internal control
and its operation, including controls
for safeguarding securities, that we
consider to be material weaknesses
as defined above as of June 30,
2005.

This report is intended solely for
the information and use of the
Trustees, management and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.


PricewaterhouseCoopers LLP
August 15, 2005